                                                                   EXHIBIT 10(i)


                              CONSULTING AGREEMENT


         THIS AGREEMENT made this 2nd day of June, 2000, by and between MICHAEL
J. JANDERNOA (the "Consultant") and PERRIGO COMPANY, a Michigan corporation having its corporate offices at 515 Eastern Avenue, Allegan, Michigan ("Perrigo").

                                   WITNESSETH:

         WHEREAS, Consultant has been a loyal and valuable executive officer of Perrigo for many years and has peculiar and special knowledge regarding all facets of the business of Perrigo and the manner in which it is conducted; and

         WHEREAS, Perrigo desires to assure itself of the continued services of Consultant as a consultant to assist the new President and Chief Executive Officer in the performance of his duties on an as requested basis during the term of this Agreement; and

         WHEREAS, Consultant desires to be retained by Perrigo as a consultant under the terms and conditions as hereinafter set forth;

         NOW, THEREFORE, in consideration of the services to be performed by Consultant for Perrigo and in further consideration of the mutual covenants and agreements hereinafter set forth, Consultant and Perrigo have agreed as follows:

         1. Services. During the term of this Agreement, Consultant shall render to Perrigo, any successor corporation, affiliate or parent company of Perrigo such consulting and advisory services as shall be requested by the President and Chief Executive Officer of Perrigo that are consistent with the services performed by Consultant while employed by Perrigo.

         Subject to Section 2 below, during the first eight (8) months of the term of this Agreement Consultant shall provide consulting services to the President and Chief Executive Officer on an as-requested basis, which services shall be performed at all reasonable times.

         Subject to Section 2 below, during the remainder of the term of this Agreement, the consulting services shall be provided at the times and in the manner, by telephone or in person, specified by Consultant.

         2. Term. The term of this Agreement shall begin on the Effective Date hereof and shall end two (2) years from such Effective Date.

         3. Compensation.

            (a) As an inducement to Consultant to enter into this Agreement and accept the terms herein set forth, Perrigo agrees to pay to Consultant a pro rata portion of the Management Incentive bonus that Consultant would have earned for fiscal year 2000 under Perrigo's


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Management Incentive Bonus Plan (the "Plan") had Consultant continued his written consent of employment with Perrigo through the payment dates provided for in the Plan ("the MIB Bonus"). The pro rata bonus will be determined by multiplying the MIB Bonus by a fraction, the numerator of which is 10 and the denominator of which is 12. The pro rata bonus as determined pursuant to this
Section 3(a) shall be paid on the dates and in the proportionate amounts that bonuses are paid to all other participants in the Plan for fiscal year 2000.

            (b) During the term of this Agreement, Perrigo shall pay and provide to Consultant, for the services of Consultant under this Agreement, compensation and benefits as follows:

                (i) A consulting fee of Sixteen Thousand Six Hundred Sixty Eight Dollars ($16,668.00) monthly shall be paid to Consultant during the two year term of this Agreement commencing in May 2000.

                (ii) A private health insurance policy shall be provided to Consultant for the term of this Agreement that is comparable to the health insurance coverage now provided to the executive officers of Perrigo.

            (c) During the term of this Agreement, Perrigo shall provide to Consultant office space and secretarial services in the area leased by it in the Grand Rapids, Michigan area together with basic utility services (including telephone service) copying and telecopying services, all at no cost to Consultant; provided; however that (i) Consultant shall reimburse Perrigo for long distance charges incurred by him that were not in connection with business conducted by him on behalf of Perrigo and (ii) Consultant shall pay the full cost of the secretarial services from and after October 1, 2001.

            (d) In addition to the amounts payable pursuant to Section 3(a),
(b), and (c) above, Perrigo shall reimburse Consultant for his other reasonable out-of-pocket expenses incurred in the performance of his duties upon submission by Consultant of appropriate documented expense reports.

            (e) Consultant's existing stock options shall all become vested as of May 1, 2000 and Consultant shall have a period of three (3) years, ending May 1, 2003, during which Consultant may exercise those options. In the event of a termination of this Agreement pursuant to Section 5 (a) or (c) below, Consultant, or his heirs, representatives, or assigns, in the event of his death, shall have the right to exercise Consultants existing stock options for the remainder of the period specified above.

            (f) As long as Consultant remains on the Board of Directors of Perrigo, he shall receive the compensation in effect from time to time paid by Perrigo to its outside directors.

         Consultant agrees that all perquisites and benefits provided to him as an executive officer of Perrigo ceased as of May 1, 2000.




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         4. Perrigo, (a) engage directly or indirectly, for himself or others, in any activity or employment in the faithful performance of which it could be reasonably anticipated that he would be required or expected to use or disclose Confidential Information obtained by him prior to or during the term of this Agreement, or (b) otherwise disclose such Confidential Information to any third party except as necessary for the performance of his duties under this Agreement.

         The term "Confidential Information" shall mean and include methods, processes, techniques, formulae, compounds, compositions, equipment, research and development data, clinical and pharmacological data, marketing and sales information, personnel data, customer or supplier lists, financial information or data, strategic, operational, financial or other plans, computer hardware and software, and all know-how and trade secrets which are in the possession of Perrigo, its subsidiaries, or any company affiliated with Perrigo, and which have not been published or disclosed to the general public.

         In consideration of the agreements set forth in Section 3 above, Consultant agrees to execute a Noncompetition and Nondisclosure Agreement in the form attached as Exhibit A.

         5. Termination. This Agreement may be terminated by:


             (a) The expiration of the term of this Agreement pursuant to
Section 2 above.

             (b) Mutual written agreement of Consultant and Perrigo.

             (c) Perrigo upon the death of Consultant.

             (d) Perrigo upon the refusal of Consultant to make himself reasonably available for the consulting services to be rendered hereunder during the term of this Agreement.

             (e) Perrigo upon a material violation by Consultant of any of the material covenants contained herein.

             (f) Perrigo in the event of Consultant's dishonesty or willful misconduct.

         In the event this Agreement is terminated, the rights of Consultant to payments hereunder shall immediately terminate for any payment that becomes due and owing after the date of termination. Perrigo's rights of termination shall be without prejudice to its other legal remedies. Consultant's obligations under
Section 4 hereof shall survive expiration or termination of this Agreement.

         6. Relationship of the Parties. The relationship between Perrigo and Consultant will be that of principal and agent; provided, however, that except as otherwise provided by Perrigo in writing, Consultant is not granted authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of Perrigo, or to bind Perrigo in any manner whatsoever. As a consultant, Consultant will not participate in any of the employee benefit plans offered by Perrigo and Perrigo shall not withhold any local, state, or federal taxes from the payments made to Consultant under this Agreement, all tax liability in respect of



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Consultant's receipt of compensation hereunder being the sole and exclusive responsibility of Consultant.

         7. Indemnification. In connection with the performance of his duties hereunder, Consultant shall be entitled to indemnification as an agent of Perrigo to the full extent required or provided for by (a) the Business Corporation Law of the State of Michigan; (b) the Articles of Incorporation and By-laws of Perrigo; and (c) the terms of the attached Indemnity Agreement.

         8. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered or mailed postage prepaid:


            (a) If to Consultant:

                Michael J. Jandernoa
                2431 Belleglade S.E.
                Grand Rapids, Michigan 49546

            (b) If to Perrigo:

                Perrigo Company
                515 Eastern Avenue
                Allegan, Michigan 49010
                Attention:  Chief Executive Officer

         9. Entire Agreement. This document contains the entire agreement between Consultant and Perrigo concerning the subject matter hereof and it may not be changed orally, but only by agreement in writing, executed by Consultant and Perrigo.

         10. Governing Law. This Agreement and the performance hereunder shall be construed in accordance with the laws of the State of Michigan.

         11. Effective Date. The "Effective Date" of this Agreement shall be May 1, 2000.


                                                     PERRIGO COMPANY,
                                                     a Michigan corporation


                                                     By:
                                                        ------------------------
                                                        Its:
                                                            --------------------

                                                     CONSULTANT:


                                                     ---------------------------
                                                     Michael J. Jandernoa


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                   NONCOMPETITION AND NONDISCLOSURE AGREEMENT


         THIS NONCOMPETITION AND NONDISCLOSURE AGREEMENT ("Agreement") entered into on June 2, 2000, by and between PERRIGO COMPANY, a Michigan corporation, for and in behalf of itself and each of its subsidiary and affiliated companies (collectively referred to "Perrigo" or the "Company"), and MICHAEL J. JANDERNOA (referred to as "Consultant").

                                   WITNESSETH:

         WHEREAS, Perrigo's special competence in its various fields of endeavor is the secret of its growth, and such growth depends to a significant degree on Perrigo's confidential, proprietary information. This information that is not generally known to others and includes more and better information that our competitors have about research, development, production, marketing and management in the manufacture, preparation, handling, treatment, storage, sale, distribution, shipment and use of products for the Store and Value Brand Product (as herein defined) ("Company Business"). To obtain such information and use it successfully, Perrigo spends considerable sums of money in product development, the development of marketing methods, training its employees, and service to its customers; and

         WHEREAS, Consultant has entered into a Consulting Agreement with Perrigo. In connection with providing such consulting services, Consultant has obtained or will obtain access to sensitive information regarding the Company Business and its customers. The parties agree that improper disclosure or use of that information will cause series and irreparable harm to the Company; and

         WHEREAS, Perrigo has agreed to cause all of Consultant's existing stock options to vest as of May 1, 2000 and to extend to Consultant a period of two
(2) years, ending May 1, 2002, during which Consultant may exercise those options; and

         WHEREAS, on the date hereof Consultant has entered into a Consulting Agreement and has further agreed as a condition of Perrigo entering into the Consulting Agreement and this Noncompetition and Nondisclosure Agreement to not compete with Perrigo;

         NOW, THEREFORE, in consideration for the vesting of all of Consultant's existing stock options, the extension of Consultant's time to exercise those stock options to May 1, 2003 and for other good and valuable consideration, the receipt of which is acknowledged, the parties agree as follows:

         12. Restriction on Competing Activities. During the term of Consultant's Consulting Agreement (May 1, 2000 through May 1, 2002), Consultant will not, directly or indirectly, alone or as a partner, officer, director, owner, employee or consultant of any business or other entity, be engaged in any business or other enterprise that competes, directly or indirectly, with the Company Business without the express written consent of the Board of Directors of Perrigo.



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         13. Restriction on Post-Consultant Activities. For a period of two (2)
years following the expiration of the Consulting Agreement, Consultant shall not, directly or indirectly, alone or as a partner, director, officer, owner, employee or consultant of any business or other entity, compete in any way with the Company Business. In addition to its plain meaning and understanding, "compete in any way with the Company Business" shall specifically include engaging in any way in the production, distribution or sale of any Store and Value Brand Products that are similar to or competitive with those now or hereafter produced, distributed or sold by Perrigo. As used in this Agreement, "Store and Value Brand Products" means those products that are supplied by a manufacturer or marketer through channels of distribution (including, but not limited to, wholesalers, distributors and retailers) that bear either (i) a label or brand name that is not regularly advertised by national broadcast, print, direct mail or other media for the purpose of establishing brand name recognition of the manufacturer, marketer and/or distributor with the general public.

         Consultant also agrees that during this two-year period, he will not, directly or indirectly, either for himself or any other person, solicit or induce, or attempt to solicit or induce, any individual who is an employee, independent contractor, supplier or customer of Perrigo to terminate his, her or its business relationship with the Company or in any way interfere with or disrupt the Company's relationship with any of its employees, independent contractors, suppliers or customers.

         14. Nondisclosure. Consultant will not during or at any time after the termination of his consulting relationship with Perrigo use, divulge or convey to others any secret or confidential information, knowledge or data of Perrigo or that of third parties obtained by Consultant during the period of consulting for Perrigo. Such secret or confidential information, knowledge or data includes, but is not limited to, secrete or confidential matters:

            (a) Of a technical nature such as, but not limited to, methods, know-how, formulas, compositions, processes, discoveries, machines, inventions, computer programs and similar items or research projects;

            (b) Of a business nature such as, but not limited to, information about costs, purchasing, profits, marketing, sales or lists of customers; and

            (c) Pertaining to future developments such as, but not limited to, research and development or future marketing or merchandising.

         15. Return of Company Property. Upon termination of the Consulting Agreement with Perrigo, or at any other time at Perrigo's request, Consultant agrees:


            (a) To deliver promptly to Perrigo all manuals, letters, notes, papers, books, reports, sketches, computer data or disks, files and programs, price lists, customer files, memoranda, contracts and agreements, business and marketing plans, product formulations, manufacturing processes, procedures and methods (including equipment specifications and drawings), vendor lists, vendor files, customer lists, stored or recorded documents, and all other materials and copies thereof relating in any way to the Company Business and in any way


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obtained by Consultant during the period of employment with Perrigo which are in
Consultant's possession or under his control. Consultant further agrees that he will not make or retain any copies of any of the foregoing and will so represent to Perrigo upon termination of employment.

            (b) To confirm to Perrigo that all of Perrigo's computer records, files and programs have first been turned over to Perrigo and then deleted or erased from all computer equipment owned, leased or used by Consultant.

            (c) To return to Perrigo all personal property provided for Consultant's use during his consulting with Perrigo including, but not limited to, automobiles, computers and related equipment, telephones, credit cards, security cards and identifications, keys and tools.

         16. Remedies. Consultant acknowledges and agrees that monetary damages for his breach of any provision of this Agreement would be an inadequate remedy and that the Company would not have an adequate remedy at law for such breach. Accordingly, Consultant agrees that, in addition to all other rights and remedies available to the Company to enforce its rights pursuant to this Agreement, the Company shall, without the necessity of proving irreparable harm or of posting a bond, be entitled to such equitable relief from any court with proper jurisdiction, including, but not limited to, an injunction, a temporary restraining order, or an order for specific performance, as may be necessary to enforce or prevent a violation (whether anticipatory, continuing or future) of any provision of this Agreement. If Consultant breaches any provision of this Agreement, he shall pay all expenses, including court costs and actual attorney fees, incurred by the Company in enforcing such provision.

         17. Enforceability. The unenforceability of any provision or portion of any provision of this Agreement shall not affect the enforceability of the remaining provisions or the remainder of any provision of this Agreement. If at any time a court determines that any restrictive covenant contained in this Agreement is unreasonable, the parties agree that the maximum restriction permitted by law shall be substituted for the stated restriction and that such substitution shall govern this Agreement as if originally part of this Agreement.

         18. Binding Effect. This Agreement and the rights and obligations of Perrigo hereunder shall inure to the benefit of and be binding upon Perrigo and its successors and assigns.

         19. Entire Agreement Modifications. This Agreement contains the entire agreement between the parties with respect to its subject matter and supersedes all other agreements, whether oral or written, between the parties regarding such subject matter. This Agreement may be modified or terminated only through a written instrument signed by each of the parties.

         20. Waiver. The waiver by either party of the enforcement or the breach of any provision of this Agreement shall not operate or be construed as a subsequent or continuing waiver of the enforcement or the breach of any provision. The failure by either party to insist upon strict compliance of any provision of this Agreement shall not be deemed a waiver of such provision. No waiver shall be valid unless in writing and signed by the party giving the waiver.



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         21. Governing Law. This Agreement shall be enforced, governed and construed by the laws of the State of Michigan, regardless of the fact that either of the parties may be or become a resident of another state.


         The parties have executed this Agreement as of the date first appearing above.

                                                     PERRIGO COMPANY


                                                     By:
                                                        ------------------------
                                                        Its:
                                                            --------------------


                                                     CONSULTANT:


                                                     ---------------------------
                                                     Michael J. Jandernoa



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                               INDEMNITY AGREEMENT


         This Agreement is entered into this 2nd day of June, 2000, effective as of May 1, 2000, by and between PERRIGO COMPANY, a Michigan corporation (the "Company"), 515 Eastern Avenue, Allegan, Michigan 49010, and Michael J. Jandernoa ("Indemnitee"), whose address is 2431 Belleglade S.E., Grand Rapids, Michigan 49546.

         WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available; and

         WHEREAS, the substantial increase in corporate litigation evidenced by present trends subjects directors and officers to expensive litigation risks at the same time that the cost of directors' and officers' liability insurance has steadily increased and its availability has been severely limited; and

         WHEREAS, it is now and has always been the express policy of the Company to indemnify its directors and officers so as to provide them with the maximum possible protection permitted by law; and

         WHEREAS, Indemnitee has terminated his employment with the Company and his position as an officer of Company but will continue to consult with the Company for a period of two years in order to help the new President and Chief Executive Officer with the transition into his position; and

         WHEREAS, the Company believes it is appropriate and in the best interest of the Company to indemnify Indemnitee in connection with the consulting services provided by him to the Company during the two year term of his consulting arrangement in addition to the indemnification protection now provided to him as a director of the Company;

         WHEREAS, the Act (as defined below) permits the Company to contractually commit itself to increase the scope of indemnification beyond the indemnification rights provided for in the Act and the Company has determined under the circumstances that it is reasonable and necessary and in the best interest of the Company and its shareholders to do so in the case of Indemnitee in order to assure an orderly transition of his duties to the Company's new President and Chief Executive Officer during the next two years.

         NOW, THEREFORE, the parties agree as follows:

         SECTION 1 Definitions. As used in this Agreement:

            (a) "Act" means the Michigan Business Corporation Act in existence on the date of this Agreement.

            (b) "Change in Control" means a change in control of the Company after the effective date of this Agreement of a nature that would be required to be reported in response to Item 6(e)



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of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act, whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if after the effective date of this Agreement (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities without the prior approval of at least eighty percent (80%) of the members of the Board in office immediately prior to such person attaining such percentage interest; (ii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least eighty percent (80%) of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

            (c) "Corporate Position" means the position of a person as a director, officer, employee, agent or fiduciary of or as a consultant to the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

            (d) "Disinterested Director" means a director of the Company who is not and was not a party to or threatened to be made a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

            (e) "Expenses" shall mean all costs, expenses, and obligations paid or incurred in connection with investigating, litigating, being a witness in, defending or participating in, or preparing to litigate, defend, be a witness in or participate in any matter that is the subject of a Proceeding, including attorneys' and accountants' fees and court costs.

            (f) "Independent Committee of the Board" means a committee of two or more Disinterested Directors appointed by the Board of Directors of the Company to determine the right of Indemnitee to be indemnified pursuant to the terms of this Agreement and to act upon all other issues and matters relating to such indemnification.

            (g) "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.




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            (h) "Independent Director" means a director of the Company designated as an independent director pursuant to Section 450.1505(3) of the Michigan Business Corporation Act now in effect.

            (i) "Proceeding" shall mean any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether brought by or in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee may be or may have been involved as a party or otherwise by reason of the fact that Indemnitee held or holds a Corporate Position, or by reason of any action taken by Indemnitee or any inaction on Indemnitee's part while acting in a Corporate Position, or by reason of the fact that Indemnitee is or was serving at the request of the Company in a Corporate Position of another corporation, or as a member, agent or fiduciary of a partnership, joint venture, trust or other enterprise.

            (j) "Resolution Costs" shall mean any amount, fine or penalty paid or payable by Indemnitee in satisfaction of a final judgment entered by a court of competent jurisdiction in any Proceeding or in settlement of any such Proceeding.

            (k) "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         SECTION 2 Agreement to Serve. Indemnitee agrees to serve as a consultant to the Company for the period and subject to the terms set forth in a Consulting Agreement entered into on the execution date of this Agreement.

         SECTION 3 Indemnification.

            (a) In any Proceeding other than a Proceeding by or in the right of the Company, the Company shall indemnify Indemnitee against all Expenses and Resolution Costs actually and reasonably incurred by Indemnitee in connection with such Proceeding. Notwithstanding the preceding but subject to Section 4 below, no indemnification shall be made under this subsection unless otherwise determined or directed by the court in which such proceeding was brought:

                (i) with respect to remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

                (ii) on account of any suit in which a final judgment or other final adjudication is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act and amendments thereto or similar provisions of any federal, state or local law;





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                (iii) on account of Indemnitee's conduct which is determined by a final judgment or other final adjudication to have been knowingly fraudulent, deliberately dishonest or willfully wrong;

                (iv) on account of Indemnitee's conduct which by a final judgment or other final adjudication is determined to have been in bad faith and in opposition to the best interests of the Company or to have produced an unlawful personal benefit; or

                (v) with respect to a criminal proceeding if the Indemnitee knew or reasonably should have known that Indemnitee's conduct was illegal.

            (b) The Company shall indemnify Indemnitee in accordance with the provisions of this subsection (b) if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee held or holds a Corporate Position, against all Expenses actually and reasonably incurred by Indemnitee and any Resolution Costs paid by Indemnitee in settlement of such Proceeding, but only if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. Notwithstanding the preceding but subject to
Section 4 below, no indemnification shall be made under this subsection (b) in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged to be liable to the Company in the performance of his duty to the Company, unless and then only to the extent that any court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such amount of Expenses as such court shall deem proper.

            (c) In addition to any indemnification provided under subsection (a) and (b) above, the Company shall indemnify Indemnitee against any Expenses and/or Resolution Costs incurred by Indemnitee, regardless of the nature of the Proceeding in which Expenses and/or Resolution Costs were incurred, if such Expenses or Resolution Costs would have been covered under the directors' and officers' liability insurance policies in effect on the effective date of this Agreement or under any such insurance policies which become effective on any subsequent date.

            (d) The indemnification contemplated by this Agreement shall be to the fullest extent now or hereafter allowed by law (whether statutory or common law) as presently or hereafter enacted or interpreted. In this connection, if a change in the Act or in the statutory laws of any other state under which the Company, or its successor, is hereafter incorporated or to which its corporate offices are hereafter located or relocated permits greater or lesser indemnification, either by agreement or otherwise, than currently provided by the Act or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change or prior to such change, as the case may be.

         SECTION 4 Mandatory Advancement of Expenses. Notwithstanding anything in this Agreement expressed or implied to the contrary, the Company shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within



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thirty (30) days after the receipt by the Company of a statement or statements from time to time submitted by Indemnitee requesting such advance or advances, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined by a final order of a court of competent jurisdiction that Indemnitee is not entitled to be indemnified against such Expenses under this Agreement in which event the amounts so advanced shall be repaid to the Company.

         SECTION 5 Procedure for Determination of Entitlement to Indemnification for Resolution Costs.

            (a) To obtain indemnification under this Agreement for Resolution Costs, Indemnitee shall submit to the Company a written request, including such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine pursuant to subsection (b) below whether and to what extent Indemnitee is entitled to indemnification.

            (b) Upon written request by Indemnitee for indemnification pursuant to subsection (a) above, a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto, shall be made in each specific case as follows:

                (i) if a Change in Control shall have occurred, the determination shall be made by Independent Counsel who shall be selected in the manner provided in Section 5(c)(ii) below. In the alternative and at Indemnitee's sole option, Indemnitee shall have the right to direct that such determination be made in the manner provided in the following subparagraph (ii) of this subsection (b); and

                (ii) if a Change in Control shall not have occurred or if otherwise directed by Indemnitee pursuant to subsection (b)(i) above, the determination shall be made by the Board by a majority vote of a quorum of the Board consisting of Disinterested Directors, provided, however, that if a quorum of the Board consisting solely of Disinterested Directors is not obtainable then, at the option of the Board, by a majority vote of a quorum of all of the directors (whether or not disinterested), such determination shall be made by
(A) majority vote of a committee of two or more Disinterested Directors appointed by the Board, or (B) all Independent Directors, or (C) Independent Counsel, or (D) the stockholders of the Company.

                If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within thirty (30) days after such determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in connection with the making of such determination shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby agrees to indemnify and hold Indemnitee harmless therefrom. A determination by the Independent Directors or Independent Counsel shall be expressed in a written opinion to the Board, a copy of which shall be delivered to Indemnitee.

            (c) If the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected as follows:

                (i) if a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board, or

                (ii) if a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee.



                The party selecting Independent Counsel shall advise the other party in writing of the identity of the Independent Counsel so selected. The Company shall pay any and all fees and expenses incurred by such Independent Counsel and otherwise incident to the procedures of this Section 5, regardless of the manner in which such Independent Counsel was selected or appointed.


         SECTION 6 Presumptions and Effect of Certain Proceedings.

            (a) If a Change in Control shall have occurred, the person or persons making a determination with respect to entitlement to indemnification shall presume that Indemnitee is entitled to indemnification under this Agreement, and the Company shall have the burden of proof to overcome that presumption.

            (b) If the person or persons empowered or selected to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after being selected or empowered to do so (or within ninety (90) days thereafter, if such determination is to be made by the stockholders), the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, unless such indemnification is specifically prohibited under applicable law.

            (c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or by a plea of nolo contendere or its equivalent, shall not of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

         SECTION 7 Remedies of Indemnitee.

            (a) The Indemnitee shall be entitled to an adjudication of his right to indemnification or to the advancement of Expenses, at his sole option, (i) by the Circuit Court for the County of Kent or Allegan, State of Michigan, or any other court of competent jurisdiction, or (ii) by a single arbitrator in an arbitration conducted pursuant to the rules of the American Arbitration Association, if:

                (i) a determination has been made pursuant to Section 5 that the Indemnitee is not entitled to indemnification for Resolution Costs;

                (ii) the determination of his entitlement to indemnification is not timely made pursuant to Section 5;

                (iii) advancement of Expenses is not timely made pursuant to
Section 4; or

                (iv) payment of indemnification to which Indemnitee is entitled under Section 9 below is not timely made or payment is not timely made after a determination has been made that Indemnitee is entitled to indemnification.

            The Company shall not oppose Indemnitee's right to seek any such adjudication, whether in a court or in arbitration.


            (b) If a determination shall have been made that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 7 shall be conducted in all respects, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change in Control shall have occurred, then, in any judicial proceeding or arbitration commenced pursuant to this Section 7, the Company shall have the burden of proving that Indemnitee is not entitled to indemnification.

            (c) If a determination shall have been made that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 7, unless such indemnification is prohibited under applicable law.


            (d) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

            (e) If Indemnitee, pursuant to this Section 7, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses) actually and reasonably incurred by him in such judicial adjudication or arbitration, but only if he prevails therein. If it shall be determined in the judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated between the Company and the Indemnitee.

         SECTION 8 Insurance; Subrogation.

            (a) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of or consultants to the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves in a Corporate Position at the request of the Company (the "D & O Policy"), Indemnitee shall be covered by the D & O Policy or Policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.

            (b) If the Company makes any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

            (c) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

         SECTION 9 Partial Indemnification; Successful Defense. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses actually and reasonably incurred by Indemnitee or for Resolution Costs but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses or Resolution Costs to which Indemnitee is entitled. Notwithstanding any other provision of this Agreement, expressed or implied to the contrary, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all claims relating in whole or in part to a Proceeding or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

         SECTION 10 Consent. Unless and until a Change in Control has occurred, the Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding made without the Company's written consent. Following a Change in Control, such consent shall not be required. The Company shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Company nor the Indemnitee will unreasonably withhold their consent to any proposed settlement.

         SECTION 11 Indemnification Hereunder Not Exclusive. The indemnification provided by this Agreement shall be in addition to any other rights to which Indemnitee may be entitled under the Articles of Incorporation, the Bylaws, any agreement, any vote of shareholders or disinterested directors, the Act as amended from time to time, or otherwise, both as to actions in Indemnitee's official capacity as a consultant to and director of the Company and as to actions in another capacity while holding such positions.

         SECTION 12 Severability. If this Agreement or any portion hereof (including any provision within a single section, subsection or sentence) shall be held to be invalid, void or otherwise unenforceable on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify Indemnitee as to any Expenses or Resolution Costs with respect to any Proceeding to the full extent permitted by law or any applicable portion of this Agreement that shall not have been invalidated, declared void or otherwise held to be unenforceable.

         SECTION 13 No Presumption. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court had determined that indemnification is not permitted by applicable law.

         SECTION 14 Notice. Indemnitee shall, as a condition precedent to Indemnitee's right to be indemnified under this Agreement, give to the Company notice in writing as soon as practicable of any claim for which indemnity will or could be sought under this Agreement. Notice to the Company shall be directed to the Company's corporate offices at 515 Eastern Avenue, Allegan, Michigan 49010, Attention: Secretary (or to such other individual or address as the Company shall designate in writing to Indemnitee). Notice shall be deemed received three (3) days after the date postmarked if sent by prepaid mail properly addressed. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power to give.

         SECTION 15 Continuation of Indemnification. The indemnification rights provided to Indemnitee under this Agreement, including the right provided under Sections 3, 4 and 5 above, shall continue after Indemnitee has ceased to hold a Corporate Position.

         SECTION 16 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company, and its successors and assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company, and of Indemnitee and the spouse, heirs, assigns and personal and legal representatives of Indemnitee.

         SECTION 17 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Michigan applicable to contracts made and to be performed in such state without giving effects to the principles of conflicts of laws.

         SECTION 18 Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any one else who holds a Corporate Position.

         SECTION 19 Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any affiliate of the Company against Indemnitee, Indemnitee's spouse, heirs, assigns or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two (2) year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

         SECTION 20 Amendments; Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                                     COMPANY

ATTEST:                                              PERRIGO COMPANY


                                                     By
---------------------------                            -------------------------
John R. Nichols                                        David T. Gibbons
Its: Secretary                                         Its: President and CEO


                                                     INDEMNITEE


                                                     ---------------------------
                                                     Michael J. Jandernoa